UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                     Information Required in Proxy Statement
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(C)or Rule 14a-12


                        PHOENIX GOLD INTERNATIONAL, INC.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       (1)  Title of each class of securities to which transaction applies:
       (2)  Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       (4)  Proposed maximum aggregate value of transaction:
       (5)  Total fee paid:
[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1)  Amount Previously Paid:
       (2)  Form, Schedule or Registration Statement No.:
       (3)  Filing Party:
       (4)  Date Filed:

                                     [LOGO]



                            9300 North Decatur Street
                             Portland, Oregon 97203
                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 13, 2001
                            -------------------------


To Our Shareholders:

    The 2001 Annual Meeting of Shareholders of Phoenix Gold International, Inc., an Oregon corporation (the "Company"), will be held at 3:30 p.m., Pacific Standard Time, on Tuesday, February 13, 2001 at the Company's executive offices, 9300 North Decatur Street, Portland, Oregon, for the following purposes:

    1. Electing directors to serve for the following year or until their successors are elected and qualified;

    2. Ratifying the appointment of Deloitte & Touche LLP to serve as the Company's independent auditors for fiscal 2001; and

    3.  Transacting such other business as may properly come before the meeting.

    Only holders of the Company's Common Stock at the close of business on December 13, 2000 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. Shareholders may vote in person or by proxy.

                                 By order of the Board of Directors,

                                 /s/ Joseph K. O'Brien

                                 Joseph K. O'Brien
                                 SECRETARY

Portland, Oregon
January 5, 2001


    YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                                     [LOGO]



                            9300 North Decatur Street
                             Portland, Oregon 97203
                            -------------------------

                                 PROXY STATEMENT
                       2001 ANNUAL MEETING OF SHAREHOLDERS
                            -------------------------


    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Phoenix Gold International, Inc. (the "Company") of proxies to be voted at the 2001 Annual Meeting of Shareholders of the Company (the "Meeting") to be held at 3:30 p.m., Pacific Standard Time, on Tuesday, February 13, 2001 at the Company's executive offices, 9300 North Decatur Street, Portland, Oregon 97203, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the Meeting, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted for election of the directors named in this proxy statement, for ratification of the appointment of the independent auditors named in this proxy statement and in support of the recommendations of management on such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     Any proxy may be revoked by a shareholder prior to its exercise by delivering a written notice of revocation to the Secretary of the Company, by delivering a duly executed proxy bearing a later date or by the vote of the shareholder cast in person at the Meeting. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally by the Company's officers and regular employees or by telephone or other means without additional compensation. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement and form of proxy are first being mailed to shareholders on or about January 5, 2001.

                                     VOTING

    Holders of record of the Company's Common Stock on December 13, 2000 will be entitled to vote at the Meeting or any adjournments or postponements thereof. As of that date, there were 3,026,945 shares of Common Stock outstanding and entitled to vote. The presence in person or by proxy of a majority, or 1,513,473, of these shares will constitute a quorum for the transaction of business at the Meeting. Each share of Common Stock entitles the holder to one vote on each matter that may properly come before the Meeting. Shareholders are not entitled to cumulative voting in the election of directors or any other matter. Abstentions and broker non-votes will be counted in determining whether a quorum is present for the Meeting, but will not be counted either for or against the proposal at issue.



                       PROPOSAL 1: ELECTION OF DIRECTORS

    The Board of Directors currently consists of five members. The Board of Directors has nominated the following persons for election as directors to serve until the annual meeting of shareholders in 2002, or until their respective successors are elected and qualified:

               Keith A. Peterson
               Timothy G. Johnson
               Robert A. Brown
               Edward A. Foehl
               Frank G. Magdlen

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. The five nominees for director receiving the highest number of votes will be elected to the Board of Directors.

    Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named above.

    If any nominee is unable or unwilling to serve as a director at the date of the Meeting or any postponement or adjournment thereof, the proxies may be voted by the proxy holders named on the enclosed proxy card for a substitute nominee recommended by the present Board of Directors to fill such vacancy, or the number of directors may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees named above will be unwilling or unable to serve if elected a director.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. PETERSON, JOHNSON, BROWN, FOEHL AND MAGDLEN.

    The following table sets forth certain information about the Company's directors and executive officers:


                                                                        Director     Expiration
                                                                       or Officer    of Current
       Name              Age            Positions                        Since          Term
       ----              ---            ---------                        -----          ----

Keith A. Peterson        47           Chairman, President and Chief       1991          2001
                                      Executive Officer

Timothy G. Johnso        55           Executive Vice President,           1991          2001
                                      Chief Operating Officer and
                                      Director

Joseph K. O'Brien        43           Chief Financial Officer and         1997           --
                                      Secretary

Stephen P. Bettini       39           Vice President - Operations         1996           --

Robert A. Brown          50           Director                            1998          2001

Edward A. Foehl          58           Director                            1998          2001

Frank G. Magdlen         53           Director                            1995          2001



    MR. PETERSON has been President and a director of the Company since its incorporation in 1991. He was appointed Chairman and Chief Executive Officer in January 1995. Mr. Peterson received a B.S. in international marketing from Oregon State University. In 1974 and 1975, he attended Waseda University in Tokyo, Japan, where he studied Japanese.

    MR. JOHNSON has served as a director of the Company since its incorporation in 1991. He was also a Vice President until his appointment as Executive Vice President and Chief Operating Officer in January 1995. He was Secretary of the Company from 1991 through 1997.

    MR. O'BRIEN was appointed Chief Financial Officer and Secretary of the Company in 1997. From 1981 through 1996, Mr. O'Brien was an accountant with Deloitte & Touche LLP, most recently as a Senior Audit Manager. Mr. O'Brien, a certified public accountant, received a B.S. in business administration and an M.B.A. from Portland State University.

    MR. BETTINI was appointed Vice President - Operations of the Company in December 1996. From February 1996 to December 1996, he was the manufacturing manager of the components group of FEI Company, which designs, manufactures and sells products based on focused charged particle beam technology. From August 1992 to February 1996, he was the manager of an LCD flat panel display assembly operation for Sharp Microelectronics Technology, Inc. Mr. Bettini received a B.S. in management from Marylhurst College.

    MR. BROWN became a director of the Company in January 1998. Mr. Brown has been President of Lenbrook America Corporation ("Lenbrook") since 1991. Lenbrook is a marketing and distribution company serving the audio and home theater markets. Mr. Brown received a B.S. in management from the University of Massachusetts and attended the graduate business school at the University of Massachusetts.

    MR. FOEHL became a director of the Company in January 1998. Mr. Foehl is a Managing Director of Crown Point Group Ltd. ("Crown Point"). Crown Point specializes in corporate financial investment services. From June 1998 to June 1999, Mr. Foehl was a consultant to Systran Financial Services Corporation ("Systran"), a company providing billing and collection services to the trucking industry and other companies. From 1988 to June 1998, he was President and Chief Executive Officer of Systran. Mr. Foehl received a B.S. in engineering from the United States Military Academy at West Point and an M.B.A. in finance from George Washington University.

    MR. MAGDLEN became a director of the Company in January 1995. Mr. Magdlen is a Managing Director of Crown Point. From 1990 to June 1999, Mr. Magdlen was a Vice President of U.S. Bancorp and was a Managing Director and Portfolio Manager of First American Asset Management, a division of U.S. Bancorp. From 1993 to 1997, he was responsible for the investment management of private company equity interests held in trust by the trust departments of certain bank subsidiaries of U.S. Bancorp. Mr. Magdlen received a B.B.A. in finance from the University of Portland and an M.B.A. in finance from the University of Southern California.

    Pursuant to the Company's Articles of Incorporation, at any time when the Board of Directors consists of six or more members, the Board will be divided into three classes serving staggered three-year terms. Directors are otherwise elected to serve one year terms. Executive officers serve at the discretion of the Board of Directors.

    During fiscal 2000, the Board of Directors held four meetings. The Company maintains a standing Audit Committee and Compensation Committee, but does not maintain a standing nominating committee. During fiscal 2000, the Audit Committee held three meetings and the Compensation Committee held one meeting. Each director attended all of the meetings of the Board of Directors and of each committee of the Board of Directors on which he served during fiscal 2000.

    The Audit  Committee  consists  of  Messrs.  Magdlen  (Chairman),  Foehl and
Johnson.   The   function  of  the  Audit   Committee  is  to  review  and  make
recommendations to the Board of Directors with respect to the selection of the Company's independent auditors and the terms of their engagement; to review the Company's internal controls and management practices with respect to maintenance of the Company's books and records; and to review with the independent auditors, upon completion of their audit, the results of the audit and any recommendations the auditors may have with respect to the Company's financial accounting or internal control systems.

    The Compensation Committee consists of Messrs. Magdlen (Chairman) and Foehl. The Compensation Committee considers and makes recommendations to the Company's Board of Directors regarding the compensation of the senior executives of the Company; considers, reviews and grants stock options, administers the Company's Amended and Restated 1995 Stock Option Plan (the "Option Plan") and considers matters of director compensation, benefits and other forms of remuneration.

COMPENSATION OF DIRECTORS

    Pursuant to the Option Plan, upon initial election to the Company's Board of Directors each director who is not an employee or officer of the Company (a "nonemployee director") is automatically granted an option to purchase 5,775 shares of Common Stock and is automatically granted an option to purchase 1,400 shares of Common Stock at each subsequent meeting of the shareholders of the Company at which such director is re-elected to the Board of Directors, provided that no director may be granted automatically options to purchase more than an aggregate of 8,575 shares of Common Stock under the Option Plan. The exercise price for these options is the fair market value of the Common Stock on the date of grant. These options have a term of five years and become exercisable in three equal installments beginning on the first anniversary of the date of grant. Nonemployee directors of the Company receive an annual retainer of $2,500 and an additional fee of $500 for each meeting of the Board of Directors attended.

    Upon Mr. Magdlen's election to the Board of Directors in January 1995, he was automatically granted an option to purchase 5,775 shares of Common Stock. On January 26, 2000, the expiration date of the option was extended to January 26, 2005. The other terms of the option were not modified. Mr. Magdlen was automatically granted options to purchase 1,400 shares of Common Stock on each of February 12, 1996 and February 18, 1997 following the respective annual meetings of the shareholders of the Company. On February 18, 1997, February 16, 1999 and February 15, 2000, Mr. Magdlen was also granted nonstatutory options to purchase 5,000, 1,400 and 1,400 shares of Common Stock, respectively. These options were not granted under the Option Plan, have exercise prices equal to the fair market value of the Common Stock on such dates, have terms of ten, five and five years, respectively, and become exercisable in three equal installments beginning on the first anniversary of the date of grant.

    Upon Messrs. Brown's and Foehl's elections to the Board of Directors in January 1998, they were each automatically granted an option to purchase 5,775 shares of Common Stock. Messrs. Brown and Foehl were automatically granted options to purchase 1,400 shares of Common Stock on each of February 16, 1999 and February 15, 2000 following the respective annual meetings of the shareholders of the Company.

                             EXECUTIVE COMPENSATION

COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

    The following table summarizes the compensation earned by or paid to the Company's Chief Executive Officer and each of the Company's executive officers who received compensation in excess of $100,000 for services rendered to the Company in all capacities for fiscal years 2000, 1999 and 1998 (the "Named Executive Officers"). The Company's fiscal year ends on the last Sunday in September. For convenience of financial statement presentation, the Company indicates that its fiscal year ends on September 30.


                          SUMMARY COMPENSATION TABLE



                                                                                Long-term Compensation
                                                                       -----------------------------------------
                                          Annual Compensation                     Awards               Payouts
                                 ------------------------------------- ----------------------------- -----------


       Name and                                          Other Annual    Restricted     Securities      LTIP        All Other
       Principal                                         Compensation      Stock          Under-       Payouts    Compensation
       Position           Year    Salary ($)    Bonus        ($)           Awards     lying Options/     ($)          ($)
                                     (1)         ($)                        ($)           SARs(#)
----------------------- -------- ------------ --------- -------------- -------------- -------------- ----------- ---------------

Keith A. Peterson         2000     200,000        -           -              -              -             -           830 (2)
Chairman, President       1999     159,615        -           -              -              -             -           806 (2)
and Chief Executive       1998     129,020        -           -              -              -             -           925 (2)
Officer

Timothy G. Johnson        2000     200,000        -           -              -              -             -            97 (3)
Executive Vice            1999     160,212        -           -              -              -             -            61 (3)
President and Chief       1998     150,738        -           -              -              -             -            48 (3)
Operating Officer

Joseph K. O'Brien         2000     130,468     15,000         -              -              -             -           815 (4)
Chief Financial           1999     110,275        -           -              -              -             -           801 (4)
Officer and               1998     102,775        -           -              -              -             -           997 (4)
Secretary

Stephen P. Bettini        2000     117,180     15,000         -              -              -             -            58 (6)
Vice President -          1999     109,295        -        7,897 (5)         -              -             -            48 (6)
Operations                1998     105,565        -           -              -              -             -         1,171 (6)


    -----------

    (1)   Includes compensation deferred under the Company's 401(k) plan.

    (2) Consists of the Company's contributions to the Phoenix Gold International, Inc. Profit Sharing and 401(k) Savings Plan for the benefit of Mr. Peterson in the amounts of $750, $750 and $877 for fiscal 2000, 1999 and 1998, respectively, and Company paid premiums for term life insurance of $80, $56 and $48 for fiscal 2000, 1999 and 1998, respectively.

    (3) Consists of Company paid premiums for term life insurance of $97, $61 and $48 for fiscal 2000, 1999 and 1998, respectively.

    (4) Consists of the Company's contributions to the Phoenix Gold International, Inc. Profit Sharing and 401(k) Savings Plan for the benefit of Mr. O'Brien in the amounts of $750, $750 and $949 for fiscal 2000, 1999 and 1998, respectively, and Company paid premiums for term life insurance of $65, $51 and $48 for fiscal 2000, 1999 and 1998, respectively.

    (5)   Mr. Bettini received payment for accrued but unused vacation.

    (6) Consists of the Company's contributions to the Phoenix Gold International, Inc. Profit Sharing and 401(k) Savings Plan for the benefit of Mr. Bettini in the amounts of $0, $0 and $1,123 for fiscal 2000, 1999 and 1998, respectively, and Company paid premiums for term life insurance of $58, $48 and $48 for fiscal 2000, 1999 and 1998, respectively.

    The following table summarizes certain information concerning the stock options held by the Named Executive Officers at the end of fiscal 2000:


                          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                Number of Securities               Value of Unexercised
                                                               Underlying Unexercised           In-the-Money Options/SARs
                          Shares                             Options/SARs at FY-End (#)                 at FY-End ($)
                        Acquired on         Value       ----------------------------------- -----------------------------------
       Name             Exercise (#)     Realized ($)      Exercisable     Unexercisable       Exercisable     Unexercisable
-------------------- ----------------- ---------------- ----------------------------------- -----------------------------------

Timothy G. Johnson          -                 -               96,000             0                  0               0

Joseph K. O'Brien           -                 -               25,000             0                  0               0

Stephen P. Bettini          -                 -               40,250             0                  0               0



    On January 26, 2000, the expiration date of an option to purchase 48,000 shares of Common Stock granted to Mr. Johnson in January 1995 was extended to January 26, 2005. The other terms of the option were not modified.


                      REPORT OF THE COMPENSATION COMMITTEE

    During the fiscal year ended September 30, 2000, the Compensation Committee of the Board of Directors was responsible for establishing and administering the compensation policies which govern annual salary, bonuses, and stock-based incentives (currently stock options) for directors and officers.

Overview

    The Company has historically established levels of executive compensation that provide for a base salary intended to allow the Company to hire and retain qualified management. The Company has from time to time provided annual cash incentive bonuses based on the Company's performance during the fiscal year to reward executives for their contributions to the Company's achievements. The Company has also granted stock options to executives and key employees to align management's interests with those of the shareholders. The Compensation Committee believes that the Company's past and present executive compensation practices provide an overall level of compensation that is competitive with companies of similar size, complexity and financial performance and that its executive compensation practices have allowed it to retain key personnel who have contributed to the Company's profitability.

    The Compensation Committee determines the compensation of the Chief Executive Officer and Chief Operating Officer. The Chief Executive Officer and Chief Operating Officer make recommendations to the Compensation Committee regarding the compensation of the other executive officers of the Company, but do not participate in the determination of their own compensation. The Compensation Committee reviews the recommendations of the Chief Executive Officer and Chief Operating Officer relating to compensation of the other executive officers to ensure consistency throughout the officer compensation programs. In fiscal 2000, the Compensation Committee determined compensation for the other executive officers based largely on the recommendations by the Chief Executive Officer and Chief Operating Officer.

    The Compensation Committee expects to review annually the compensation of all of the Company's executives to assure that all of the Company's executives continue to be properly motivated to serve the interests of the Company's shareholders.

Base Salary

    Base salary is generally set within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity and financial performance taking into account the position involved and the level of the executive's experience. In addition, consideration is given to other factors, including an officer's contribution to the Company as a whole. Due to the financial performance of the Company in fiscal 1996, the Chief Executive Officer and Chief Operating Officer voluntarily reduced their base salaries by as much as 50% or more. Their base salaries remained at decreased levels through July 1999 and were partially restored to the levels of fiscal 1996 based on the improvements in the operating results and liquidity of the Company. Effective, July 19, 1999, the base salaries of the Chief Executive Officer and Chief Operating Officer were increased to $200,000 per annum. The increased base salaries of the other named executives were based on considerations related to the contributions of those officers in improving the financial performance of the Company. The base salaries of the Chief Executive Officer and Chief Operating Officer have not changed since July 19, 1999.

Bonus Compensation

    The Company has awarded cash bonuses to its executive officers on a discretionary basis. In determining bonus awards, the Compensation Committee considers the financial and non-financial achievements of the Company, including revenue growth, profitability, expansion of the Company's markets and new product introductions, improvements in working capital management, and other factors contributing to the overall success of the Company. No bonus compensation was awarded to the Chief Executive Officer and Chief Operating Officer for fiscal 2000. The bonus compensation of the other named executives was based on considerations related to the contributions of those officers in improving the financial performance of the Company.

Stock Option Compensation

    The Compensation Committee believes that stock ownership by executive officers and key employees provides valuable incentives for such persons to benefit as the Company's Common Stock price increases and that stock option-based incentive compensation arrangements help align the interests of executives, employees and shareholders. To facilitate these objectives, the Compensation Committee, since 1995, has from time-to-time granted stock options to executive officers and key employees through the 1995 Stock Option Plan. The size of awards has historically been based on position, responsibilities, and individual performance. In view of the increases in base salary and bonus compensation, the Compensation Committee did not award stock options to any of the Named Executive Officers in fiscal 2000.

    The Compensation Committee believes that the policies and plans described above provide competitive levels of compensation and effectively link executive and shareholder interests. Moreover, the members of the Compensation Committee believe such policies and plans are consistent with the long-term investment objectives appropriate to the business in which the Company is engaged.

                                    The Compensation Committee,

                                    Frank G. Magdlen (Chairman)
                                    Edward A. Foehl

                             STOCK PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative total return over a five-year period beginning September 30, 1995 and ending September 30, 2000 of the Company's Common Stock to the cumulative total return for the NASDAQ Stock Market (U.S. Companies) and a Company-selected peer group index consisting of:
Boston Acoustics, Inc., Harmon Industries, Inc., Koss Corporation and Recoton Corp. The peer group index was formed on a weighted average basis based on market capitalizations, adjusted at the end of each year. Cumulative total return is measured assuming an initial investment of $100 on September 30, 1995 and reinvestment of dividends, if any.



EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHICS:

                                       9-30-95     9-30-96     9-30-97     9-30-98     9-30-99     9-30-00

Phoenix Gold  International, Inc.     $ 100.00    $  67.06    $  53.53    $  15.29    $  20.00    $  17.65
Peer Group                            $ 100.00    $ 136.43    $  88.07    $  95.98    $  82.74    $  74.51
NASDAQ - U.S. Companies               $ 100.00    $ 118.68    $ 162.92    $ 165.50    $ 270.38    $ 358.96


                             AUDIT COMMITTEE MATTERS

    On December 14, 1999, the Securities and Exchange Commission approved amendments to The Nasdaq Stock Market, Inc.'s ("Nasdaq") independent director and Audit Committee listing standards. These changes require, in part, that all companies included for membership on Nasdaq certify that they have adopted a formal written Audit Committee charter by June 14, 2000 and will review and assess the adequacy of the charter on an annual basis. In addition, member companies must also certify that they comply, and will continue to comply, with the new Audit Committee structure and membership requirements by June 14, 2001. Among others, the new requirements include a provision requiring that all members of the Audit Committee be independent.

    The Board of Directors of the Company adopted an Audit Committee Charter on April 26, 2000, which is included as Appendix A to this Proxy Statement. At present, a majority of the members of the Audit Committee are independent. Mr. Johnson, who is the Executive Vice President and Chief Operating Officer of the Company, was first appointed to serve on the Audit Committee during fiscal 1995. The Company intends to comply with the new Audit Committee structure and membership requirements prior to June 14, 2001, and Mr. Johnson's service on the Audit Committee of the Board of Directors will not continue after the 2001 organization meeting of the Board of Directors following the Meeting.


                          REPORT OF THE AUDIT COMMITTEE

    In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal 2000, the Audit Committee met three times.

    In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may affect their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with the independent auditors their audit plan, audit scope and identification of audit risks.

    The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

    The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2000 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

    Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2000 for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors, and the Board of Directors concurred in such recommendation.

                                    The Audit Committee,

                                    Frank G. Magdlen (Chairman)
                                    Edward A. Foehl
                                    Timothy G. Johnson

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of December 13, 2000, certain information as to the stock ownership of (i) each person known by the Company to own beneficially five percent or more of the Company's outstanding Common Stock,
(ii) by each  director of the Company,  (iii) the Named  Executive  Officers and
(iv) all executive officers and directors as a group. The Company believes each named beneficial owner has sole voting and investment power with respect to the shares listed.


        Name and Address of             Amount and Nature          Percent
         Beneficial Owner                of Beneficial             of Class
                                           Ownership
--------------------------------- -------------------------- -------------------

Keith A. Peterson (1)                      1,642,911                 54.3%

Timothy G. Johnson (1)(2)                    497,314                 15.9%

Wynnefield Group                             415,950                 13.7%
One Penn Plaza, Suite 4720
New York, NY 10119

Joseph K. O'Brien (1)(3)                      28,000                   *

Stephen P. Bettini (1)(4)                     40,250                  1.3%

Robert A. Brown (1)(5)                         6,742                   *

Edward A. Foehl (1)(6)                         6,242                   *

Frank G. Magdlen (1)(7)                       19,042                   *

All executive officers and
directors as a group (7 persons) (8)       2,240,501                 69.7%


-------------

      *   less than 1%

    (1) The address for Messrs. Peterson, Johnson, O'Brien and Bettini is 9300 North Decatur Street, Portland, Oregon 97203. Mr. Brown's address is 6 Merchant Street, Sharon, Massachusetts 02067. The address for Mr. Foehl and Mr. Magdlen is 222 N.W. Davis Street, Suite 317, Portland Oregon 97209.

    (2) Includes 96,000 shares issuable pursuant to presently exercisable options.

    (3) Includes 25,000 shares issuable pursuant to options exercisable within 60 days after December 13, 2000.

    (4) Includes 40,250 shares issuable pursuant to options exercisable within 60 days after December 13, 2000.

    (5) Includes 6,242 shares issuable pursuant to options exercisable within 60 days after December 13, 2000.

    (6) Includes 6,242 shares issuable pursuant to options exercisable within 60 days after December 13, 2000.

    (7) Includes 14,042 shares issuable pursuant to options exercisable within 60 days after December 13, 2000.

    (8) Includes 187,776 shares issuable pursuant to presently exercisable options or options exercisable within 60 days after December 13, 2000.

                       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On November 12, 1999, the Company purchased 30,000 shares of Common Stock from Timothy G. Johnson, Executive Vice President, Chief Operating Officer and Director, at a price of $3.00 per share (the "closing bid" price reported on The Nasdaq Stock Market on November 12, 1999). The value realized by Mr. Johnson in this transaction was $90,000.


                  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company or written representations from these persons that no other reports were required, the Company believes that during fiscal 2000 all filing requirements applicable to its directors, executive officers and greater than ten percent owners were complied with.


                    PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending September 30, 2001. Deloitte & Touche LLP has served as the Company's independent public accountants since 1992. A representative of Deloitte & Touche LLP is expected to be present at the Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

    Unless  marked  to  the  contrary,   proxies  received  will  be  voted  FOR
ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 2001.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2001.


                                OTHER BUSINESS

    The Board of Directors knows of no other matters that will be presented for action at the Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented at the Meeting.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    To be eligible for inclusion in the Company's proxy materials for the 2002 annual meeting of shareholders, a proposal intended to be presented by a shareholder for action at that meeting, in addition to complying with the shareholder eligibility and other requirements of the Securities and Exchange Commission's rules governing such proposals, must in accordance with the Company's Bylaws be received not earlier than August 8, 2001 and not later than September 7, 2001 by the Secretary of the Company at the Company's principal executive offices, 9300 North Decatur Street, Portland, Oregon 97203. In addition, the Company's Bylaws also require that nominations for director, in order to be considered at the 2002 annual meeting, must also be received by the Secretary of the Company at the above address not earlier than August 8, 2001 nor later than September 7, 2001. A shareholder proposal must include certain specified information concerning the proposal and information as to the proponent's ownership of Common Stock of the Company. Proposals not meeting these requirements will not be considered at the 2002 annual meeting. The Secretary of the Company should be contacted in writing at the above address to obtain additional information as to the proper form and content of submissions.

                                   -----------

    A COPY OF THE COMPANY'S 2000 ANNUAL REPORT ON FORM 10-K WILL BE MADE AVAILABLE TO ANY SHAREHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO: SHAREHOLDER RELATIONS, PHOENIX GOLD INTERNATIONAL, INC., 9300 NORTH DECATUR STREET, PORTLAND, OREGON 97203.

                                    By order of the Board of Directors,


                                    /s/ Joseph K. O'Brien

                                    Joseph K. O'Brien
                                    SECRETARY

Dated: January 5, 2001

                                                                     APPENDIX A

                        PHOENIX GOLD INTERNATIONAL, INC.

                             AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibilities to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In doing so, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

o  Confirm the independence of the independent auditor.

o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company.

o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

o Review with the independent auditors and the financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

o Advise the independent auditor and financial management that they are expected to provide timely analysis of significant financial reporting issues and practices.

o Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meeting(s) are the independent auditors' evaluation of the Company's financial accounting and accounting personnel and the cooperation that the independent auditors received during the course of the audit.

o Review accounting and financial resources succession planning within the Company.

o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or experts for this purpose if, in its judgment, that is appropriate.

o Review and assess the adequacy of this charter on an annual basis.

   Proxy                 PHOENIX GOLD INTERNATIONAL, INC.                 Proxy

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                              ON FEBRUARY 13, 2001

    The undersigned appoints Keith A. Peterson and Timothy G. Johnson, and each of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Phoenix Gold International, Inc. to be held on February 13, 2001 at 3:30 p.m., Pacific Standard Time, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with the indicated directions. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

    The Board of Directors recommends a vote FOR the election of Directors and FOR the ratification of the appointment of auditors as noted in proposals 1 and 2, respectively.

          YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY
                ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE
                              ACCOMPANYING ENVELOPE














                  (Continued and to be signed on reverse side)
                 ----------------------------------------------

                        PHOENIX GOLD INTERNATIONAL, INC.

         PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK
                                   ONLY: / /

1.  ELECTION OF DIRECTORS  --           FOR      WITHHOLD
    Nominees: Keith A. Peterson,        ALL        ALL          FOR ALL (EXCEPT
    Timothy G. Johnson, Robert A.                               NOMINEE(S)
    Brown, Edward A. Foehl and         /  /       /  /          WRITTEN BELOW)
    Frank G. Magdlen
                                                                --------------
                                                                --------------
                                                                --------------
                                                                --------------

2.  Proposal to ratify the              FOR      AGAINST        ABSTAIN
    appointment of Deloitte &
    Touche LLP as the Company's
    auditors for fiscal 2001           /  /       /  /           /  /





                                    Dated:          , 2001
                                          ----------

                                    Signature(s)
                                                ---------------------------

                                    ---------------------------------------
                                    Please sign exactly as your name appears.
                                    Joint owners should each sign personally.
                                    Where applicable, indicate your official position or representative capacity.